SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                February 18, 2004
                                -----------------
                Date of Report (Date of earliest event reported)

                               BarPoint.com, Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     000-21235                11-2780723
          --------                     ---------                ----------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)

                     3100 Five Forks Trickum Road, Suite 401
                             Lilburn, Georgia 30047
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                    (Address of principal executive offices)

                                 (770) 736-9383
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              (Registrant's telephone number, including area code)

                         800 Corporate Drive, Suite 600
                          Ft. Lauderdale, Florida 33334
                          -----------------------------
          (Former name or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.
ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 18, 2004, in accordance with the Agreement and Plan of Merger dated February 5, 2004, BarPoint Acquisition Corp., a Delaware corporation, and wholly-owned subsidiary of BarPoint.com, Inc. (the "Company"), merged with and into FUNDever, Inc., a Delaware corporation ("FUNDever"), with FUNDever continuing as the surviving corporation. FUNDever is now a wholly-owned subsidiary of the Company. The Company intends to change its name to Loyalty Point, Inc. in the near future.

         In connection with the merger, the Company issued 68,250,021 shares of its Common Stock to FUNDever stockholders. As a result, there was a change in control of the Company, all of the members of the Company's board of directors, except for Mr. Leigh M. Rothschild, resigned, and Mr. Paul Robinson, Jr. was appointed to the Company's board of directors. Messrs. Robert A. Scellato and Stephen Avalone were also appointed to the board of directors effective 10 days after the mailing of an Information Statement which complies with Rule 14f-1 under the Securities Exchange Act of 1934. The Company expects to appoint two non-employee members to the board of directors in the near future. The officers of the Company also resigned and Mr. Robinson was appointed chief executive officer and treasurer of the Company, Mr. G.P. Michael Freeman was appointed president of the Company, Mr. Stephen Avalone was appointed chief marketing officer and secretary of the Company, Mr. Curtis T. Ramsey was appointed its chief financial officer, and Mr. Andrew Schulz was appointed its chief technology officer.

         Additionally, the Company declared (i) a cash dividend to the Company's stockholders of approximately $0.05 per share, (ii) a stock dividend to the Company's stockholders of approximately 0.429 additional shares per share of the Company's Common Stock, and (iii) a second cash dividend to stockholders of approximately $0.03 per share, of which second cash dividend is subject to certain terms and conditions contained in the agreement and plan of merger for the merger, each of which are to the Company's stockholders of record as of February 17, 2004.

         As a result of the merger, and after the issuance of the stock dividend described above, FUNDever stockholders who were stockholders immediately prior to the merger now own approximately 72% of the issued and outstanding shares of the Company, and the Company's stockholders who were stockholders as of the record date of February 17, 2004 retain approximately 28% of the issued and outstanding shares.

         FUNDever's assets consist primarily of its wholly-owned subsidiary, Schoolpop, Inc., a Delaware corporation. The principal business of Schoolpop is the creation and offering of a variety of purchasing programs that allow parents, supporters, and other persons, to have the ability to purchase goods and services from merchants who provide cash-back contributions to schools and nonprofit organizations.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of the businesses acquired.

                  The financial statements of FUNDever, Inc. for the year ended December 31, 2003 and relevant interim periods shall be filed within 60 days after the date this Report on Form 8-K must be filed.

         (b)      Pro Forma financial information.

                  The pro forma financial information shall be filed within 60 days after the date that this Report on Form 8-K must be filed.

         (c)      Exhibits

                  Exhibit No.  Exhibit
                  -----------  -------

                  2.1          Agreement and Plan of Merger (1)
                  3.1          Form of Amended and Restated Certificate of
                               Incorporation
                  3.2          Amended and Restated Bylaws

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(1) Previously furnished as Exhibit 10.13 to the Company's Form 8-K dated
    February 5, 2004, which was filed with the Securities and Exchange Commission on February 11, 2004.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2004                   BarPoint.com, Inc.

                                       By: /s/ Paul Robinson, Jr.
                                           ----------------------
                                            Paul Robinson, Jr.
                                            Chief Executive Officer